As filed with the Securities and Exchange Commission on August 14, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RESONANT INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	45-4320930 (I.R.S. Employer Identification No.)

175 Cremona Drive, Suite 200

Goleta, California 93117

(805) 308-9803

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George B. Holmes

Chief Executive Officer

Resonant Inc.

175 Cremona Drive, Suite 200

Goleta, California 93117

(805) 308-9803

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

John J. McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

(818) 444-4500

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-228353)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐
Non-accelerated filer☒	Smaller reporting company☒
Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (3)
Common Stock, par value $0.001 per share	$3,750,001	$486.75

(1)     Represents the additional number of shares of common stock being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-3 (File No. 333-228353).

(2)     The Registrant previously registered common stock, preferred stock, warrants, units and debt securities with a proposed maximum aggregate offering price $50,000,000 on a Registration Statement on Form S-3 (File No. 333-228353), which was declared effective by the Securities and Exchange Commission on November 29, 2018 (the “Prior Registration Statement”), and paid a fee of $6,060 in connection therewith.  In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Prior Registration Statement is hereby registered.

(3)     Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Resonant Inc. (“Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (File No. 333-228353) (the “Prior Registration Statement”), which the Commission declared effective on November 29, 2018.

This Registration Statement is being filed solely for the purpose of registering additional shares of common stock, par value $0.001 per share, of the Registrant with a maximum aggregate offering price of $3,750,001. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the proposed maximum aggregate offering price of the remaining securities eligible to be sold under the Prior Registration Statement.

The required opinion and consents are listed on the exhibit index and filed with this filing.

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Herewith

5.1	Opinion of Stubbs Alderton & Markiles, LLP					X
23.1	Consent of Crowe LLP					X
23.2	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on August 14, 2020.

RESONANT INC.

By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ George Holmes	Chief Executive Officer and Chairman of the Board	August 14, 2020
George Holmes	(Principal Executive Officer)

/s/ Martin S. McDermut	Chief Financial Officer and Secretary	August 14, 2020
Martin S. McDermut	(Principal Financial and Accounting Officer)

/s/ Ruben Caballero	Director	August 14, 2020
Ruben Caballero

*	Lead Independent Director	August 14, 2020
Michael Fox

*	Director	August 14, 2020
Alan Howe

*	Director	August 14, 2020
Joshua Jacobs

*	Director	August 14, 2020
Jack Jacobs

*	Director	August 14, 2020
Jean Rankin

*	Director	August 14, 2020
Robert Tirva

* By:	/s/ George Homes
George Holmes
As Attorney-in-Fact